UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 28, 2016 (April 26, 2016)

LINN ENERGY, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-51719	65-1177591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(281) 840-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On April 26, 2016, Linn Energy, LLC (the “Company”) received a letter from the Listing Qualifications Department (“Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that the Company’s units representing limited liability company interests (“units”) closed below the $1.00 per unit minimum bid price required by NASDAQ Listing Rule 5450(a)(1) for 30 consecutive business days. The notice has no immediate effect on the listing or trading of the Company’s units, which will continue to trade on The Nasdaq Global Select Market under the symbol “LINE.”
In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days, or until October 23, 2016, to achieve compliance with the minimum bid price requirement. The Company may regain compliance with the minimum bid price requirement if at any time before October 23, 2016, the bid price for the Company’s units closes at $1.00 per unit or above for a minimum of 10 consecutive business days.
The Company intends to actively monitor the bid price of its units and will consider available options to regain compliance with the listing requirements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

Date: April 28, 2016	By:	/s/ Candice J. Wells
Candice J. Wells Senior Vice President, General Counsel and Corporate Secretary